Exhibit 99.1

Allarity Therapeutics Reports Full Year 2025 Financial Results and Corporate Progress

-	Strengthened financial position through disciplined cost management, with a year-end 2025 cash position of $14.7 million and runway into mid-2028

-	Received FDA Fast Track designation for stenoparib, enabling accelerated development in advanced ovarian cancer

-	Durable clinical benefit observed in ongoing stenoparib ovarian cancer study, including patients treated for nearly 30 months, with new Phase 2 protocol implemented

-	Expansion of stenoparib development beyond ovarian cancer with the launch of a VA-funded Phase 2 combination study in recurrent small cell lung cancer

TARPON SPRINGS, Fla., March 31, 2026 – Allarity Therapeutics, Inc. (“Allarity” or the “Company”) (NASDAQ: ALLR), a Phase 2 clinical-stage pharmaceutical company dedicated to developing stenoparib (2X-121)—a differentiated, dual PARP and WNT pathway inhibitor—today announced financial results for the year ended December 31, 2025.

“2025 was a year of continued execution and clinical progress for Allarity as we advanced stenoparib toward pivotal trials, FDA approval and commercialization in ovarian cancer. The FDA’s Fast Track designation for stenoparib underscores both the encouraging clinical benefit we have observed to date and the significant unmet medical need in this patient population. Over the course of the year, we initiated enrollment in a new Phase 2 clinical trial protocol designed to optimize dosing and refine future DRP-based patient selection in platinum-resistant ovarian cancer patients. This protocol reflects the compelling and durable clinical benefit we have observed throughout 2024 and 2025 and supports the acceleration of stenoparib’s development,” stated Thomas Jensen, Chief Executive Officer of Allarity Therapeutics.

“Furthermore, we broadened the potential reach of stenoparib through the launch of our first combination study evaluating stenoparib with temozolomide in recurrent small cell lung cancer in collaboration with the U.S. Veterans Administration. At the same time, we strengthened the scientific foundation of stenoparib through new mechanistic research collaborations, expanded the reach of our DRP® companion diagnostic platform through revenue-generating licensing agreements, and strengthened our leadership team. We achieved this while also reducing cash used in operating activities by approximately $2.4 million. These achievements position Allarity to deliver meaningful clinical milestones and create long-term value for patients and shareholders alike.”

Allarity Therapeutics, Inc. I 123 E Tarpon Ave I Tarpon Springs, Florida I U.S.A. I NASDAQ: ALLR I www.allarity.com

2025 Corporate Highlights and Recent Developments

Clinical and Drug Development Progress

•	Stenoparib received Fast Track designation from the U.S. Food and Drug Administration for the treatment of advanced ovarian cancer, enabling more frequent regulatory engagement and the potential for accelerated review pathways.

•	Durable Clinical Benefit as monotherapy dosed twice daily observed: Updated analyses from the ongoing Phase 2 study in advanced ovarian cancer continued to demonstrate durable clinical benefit in heavily pre-treated patients. Certain patients have remained on therapy nearly 30 months, highlighting the long-term therapeutic potential of stenoparib in this population.

•	New Trial Protocol Implemented and Enrolling: Following an in-depth review of maturing clinical data and consultation with leading gynecologic oncologists, the Company implemented a new Phase 2 clinical trial protocol during 2025 designed to accelerate stenoparib’s development toward pivotal studies, regulatory approval and eventual commercialization. The protocol focuses on patients with advanced, recurrent platinum-resistant or platinum-ineligible ovarian cancer—a population with limited therapeutic options—and aims to optimize stenoparib dosing while refining the DRP® companion diagnostic to better identify patients most likely to benefit from treatment.

•	First Combination Trial Launched: During 2025, Allarity announced and initiated a Phase 2 trial evaluating stenoparib in combination with temozolomide for recurrent small cell lung cancer (SCLC), fully funded by the U.S. Veterans Administration. This study represents the first clinical evaluation of the stenoparib–temozolomide combination and expands the development potential of stenoparib beyond ovarian cancer into additional tumor types with significant unmet medical need. Stenoparib has demonstrated a favorable tolerability profile in clinical studies to date, which may support its use in combination with DNA-damaging agents such as temozolomide while potentially avoiding the dose-limiting hematologic toxicities that have historically constrained the use of 1st generation PARP inhibitors in combination regimens. Preparations for the study were completed during 2025, and the trial subsequently opened for enrollment across 11 VA medical centers in the United States, with the first patients dosed in early 2026.

Allarity Therapeutics, Inc. I 123 E Tarpon Ave I Tarpon Springs, Florida I U.S.A. I NASDAQ: ALLR I www.allarity.com

•	Presentations of Scientific and Clinical Data: The Company presented updated clinical and scientific data at multiple major oncology conferences during 2025, including the AACR Special Conference on Ovarian Cancer and the AACR Annual Meeting, highlighting stenoparib’s clinical outcomes as well as the expanding capabilities of the DRP® platform.

Leadership Changes

During 2025, Allarity strengthened its leadership team and governance structure.

•	Jeff Ervin was appointed Chief Financial Officer of Allarity Therapeutics in July 2025. Mr. Ervin brings nearly two decades of executive leadership experience across healthcare and biotechnology, including previous roles as Chief Executive Officer of NASDAQ-listed IMAC Holdings and Co-Chief Financial Officer at NYSE-listed DDC Enterprises.

•	Jesper Høiland was appointed to the Company’s Board of Directors in 2025. Mr. Høiland brings more than three decades of global pharmaceutical leadership experience, including senior executive roles at Novo Nordisk and Ascendis Pharma.

Corporate Development and Financial Strengthening

•	DRP® Platform Expansion: Allarity initiated commercial licensing of its DRP® companion diagnostic platform, marking an important step toward broader external utilization of the Company’s proprietary patient-selection technology.

•	Allarity Medical Laboratory Growth: In connection with the licensing of its DRP® companion diagnostic platform, Allarity’s Medical Laboratory in Denmark also became a supplier of commercial transcriptomic analysis services, supporting the generation of laboratory service revenue.

•	IP Portfolio Expansion: The Company strengthened its intellectual property portfolio through the acceptance of an Australian patent covering the stenoparib DRP companion diagnostic.

Allarity Therapeutics, Inc. I 123 E Tarpon Ave I Tarpon Springs, Florida I U.S.A. I NASDAQ: ALLR I www.allarity.com

•	Recent Financing: In March 2026, Allarity closed a $20 million non-convertible debt financing with Streeterville Capital designed to accelerate the advancement of stenoparib toward pivotal development, FDA approval and commercialization and extend the Company’s cash runway into mid-2028.

2025 Financial Results

Results of Operations for the Twelve Months Ended December 31, 2025, compared to the Twelve Months Ended December 31, 2024.

Cash Position: As of December 31, 2025, cash totaled $14.7 million, compared to $19.5 million at December 31, 2024.

Total Liabilities: As of December 31, 2025, liabilities declined $2.5 million to $8.4 million, compared to $10.8 million on December 31, 2024.

Revenue: The company generated $320 thousand during the fourth quarter and for the entire year ended December 31, 2025. There was no revenue in 2024.

R&D Expenses: Research and Development (R&D) expenses were $6.6 million for 2025, compared to $6.1 million for 2024.

G&A Expenses: General and Administrative (G&A) expenses were $6.3 million for 2025, compared to $11.4 million for 2024.

Net Loss: The net loss attributable to shareholders was $11.2 million for 2025, compared to $25.1 million for 2024, representing an improvement of approximately $4.5 million year-over-year, excluding a $9.7 million non-cash asset impairment in 2024. The improvement in net loss, $0.78 per share in 2025 compared to $15.65 per share in 2024, reflects continued cost discipline and operational efficiencies as the company advanced the clinical development of stenoparib.

Allarity Therapeutics, Inc. I 123 E Tarpon Ave I Tarpon Springs, Florida I U.S.A. I NASDAQ: ALLR I www.allarity.com

About Stenoparib/2X-121

Stenoparib is an orally available, small-molecule dual-targeted inhibitor of PARP1/2 and tankyrase 1/2. At present, tankyrases are attracting significant attention as emerging therapeutic targets for cancer, principally due to their role in regulating the WNT signaling pathway. Aberrant WNT/β-catenin signaling has been implicated in the development and progression of numerous cancers. By inhibiting PARP and blocking WNT pathway activation, stenoparib’s unique therapeutic action shows potential as a promising therapeutic for many cancer types, including ovarian cancer, Small Cell Lung Cancer and colorectal cancer. Allarity has secured exclusive global rights for the development and commercialization of stenoparib, which was originally developed by Eisai Co. Ltd. and was formerly known under the names E7449 and 2X-121. Allarity has two ongoing Phase 2 trial protocols for stenoparib in Ovarian Cancer patients. In the first, patients who had had 2+ lines of therapy were enrolled on stenoparib and given drug twice daily. This protocol has been closed to further enrollment but continues for the enrolled patients who are still receiving benefit from stenoparib administration. The updated data from this study were presented at this AACR special conference on advances in Ovarian Cancer. Note that, as these data are from an ongoing trial, analyses may change as the study fully matures. An amended protocol designed expressly to capitalize on the emerging clinical experience with stenoparib in platinum resistant patients began enrolling patients this summer. This amended protocol enrolls only platinum resistant or platinum-ineligible patients and is designed to accelerate the clinical development of stenoparib toward FDA approval.

About the Drug Response Predictor – DRP® Companion Diagnostic

Allarity uses its drug-specific DRP® to select those patients who, by the gene expression signature of their cancer, may have a high likelihood of benefiting from a specific drug. By screening patients before treatment, and only treating those patients with a sufficiently high, drug-specific DRP score, the therapeutic benefit rate may be enhanced. The DRP method builds on the comparison of sensitive vs. resistant human cancer cell lines, including transcriptomic information from cell lines, combined with clinical tumor biology filters and prior clinical trial outcomes. DRP is based on messenger RNA expression profiles from patient biopsies. The DRP® platform has shown an ability to provide a statistically significant prediction of the clinical outcome from drug treatment in cancer patients across dozens of clinical studies (both retrospective and prospective). The DRP platform, which may be useful in all cancer types and is patented for dozens of anti-cancer drugs, has been extensively published in the peer-reviewed literature.

Allarity Therapeutics, Inc. I 123 E Tarpon Ave I Tarpon Springs, Florida I U.S.A. I NASDAQ: ALLR I www.allarity.com

About Allarity Therapeutics

Allarity Therapeutics, Inc. (NASDAQ: ALLR) is a clinical-stage biopharmaceutical company dedicated to developing personalized cancer treatments. The Company is focused on development of stenoparib, a novel PARP/tankyrase inhibitor for advanced ovarian cancer patients, using its DRP® technology to develop a companion diagnostic that can be used to select those patients expected to derive the greatest clinical benefit from stenoparib. Allarity is headquartered in the U.S., with a research facility in Denmark, and is committed to addressing significant unmet medical needs in cancer treatment. For more information, visit www.allarity.com.

Follow Allarity on Social Media

LinkedIn: https://www.linkedin.com/company/allaritytx/

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide the Company’s current expectations or forecasts of future events. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the continued clinical development of stenoparib (2X-121) in advanced ovarian cancer and small cell lung cancer; the completion of Phase 2 enrollment; anticipated timing of critical clinical data; preparation for and timing of End-of-Phase-2 FDA meeting; potential initiation of pivotal development; the development and potential prospective use of the Company’s DRP® companion diagnostic platform; and potential exploratory development of stenoparib in additional oncology indications, including other WNT-driven tumor types; the anticipated use of proceeds from the debt financing; and the filing of a Current Report on Form 8-K. Any forward-looking statements in this press release are based on management’s current expectations of future events and are subject to multiple risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks related to clinical development and regulatory review, including the possibility that future clinical data, may not support safety, efficacy, or durability claims; risks that Phase 2 enrollment may not be completed as planned; delays in patient enrollment or trial completion; risks associated with preparation for or outcome of End-of-Phase-2 FDA meeting; uncertainties regarding potential initiation or timing of pivotal development; reliance on third-party investigators, clinical sites, and manufacturing partners; the predictive accuracy, regulatory acceptance, and clinical utility of the DRP® platform; risks related to exploratory development in additional tumor types; and the Company’s ability to secure sufficient funding or strategic partnerships to support its operations and development plans; risks relating to the Company’s ability to deploy the proceeds as anticipated, satisfy its obligations under the debt instruments, and complete and timely file the Form 8-K. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our Form 10-K annual report filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2025, and our Form 10-Q quarterly reports filed with the SEC on May 9, 2025, August 15, 2025 and November 14, 2025, available at the SEC’s website at www.sec.gov, and as well as discussions of potential risks, uncertainties and other important factors in the Company’s subsequent filings with the SEC. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information unless required by law.

###

Company Contact:

investorrelations@allarity.com

Media Contact:

Thomas Pedersen
Carrotize PR & Communications
+45 6062 9390
tsp@carrotize.com

Allarity Therapeutics, Inc. I 123 E Tarpon Ave I Tarpon Springs, Florida I U.S.A. I NASDAQ: ALLR I www.allarity.com

ALLARITY THERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except for share and per share data)

	December 31,	December 31,
	2025	2024
ASSETS
Current assets:
Cash	$14.687	$19.533
Receivables from ATM sales	—	1.416
Other current assets	265	115
Prepaid expenses	2.110	507
Tax credit receivable	866	770
Total current assets	17.928	22.341
Non-current assets:
Property, plant and equipment, net	330	309
Total assets	$18.258	$22.650

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4.282	$4.182
Accrued expenses and other current liabilities	2.667	5.232
Warrant derivative liability	—	1
Income taxes payable	81	74
Convertible promissory note and accrued interest	1.400	1.350
Total current liabilities	8.430	10.839
Total liabilities	8.430	10.839

Commitments and contingencies (Note 14)

Stockholders’ equity
Common stock, $0.0001 par value (250,000,000 shares authorized); 19,030,619 and 7,302,797 shares issued and 16,080,980 and 7,302,797 outstanding at December 31, 2025, and December 31, 2024, respectively	3	1
Additional paid-in capital	144.233	131.130
Accumulated other comprehensive loss	(1.021)	(354)
Accumulated deficit	(130.197)	(118.966)
Treasury stock, at cost; 2,949,639 shares	(3.190)	—
Total stockholders’ equity	9.828	11.811
Total liabilities and stockholders’ equity	$18.258	$22.650

Allarity Therapeutics, Inc. I 123 E Tarpon Ave I Tarpon Springs, Florida I U.S.A. I NASDAQ: ALLR I www.allarity.com

ALLARITY THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	2025	2024
Revenue:
License Revenue	$320	$—
Total Revenue	320	—

Operating expenses:
Research and development	6.601	6.096
Impairment of intangible assets	—	9.703
General and administrative	6.324	11.442
Total operating expenses	12.925	27.241
Loss from operations	(12.605)	(27.241)
Other income (expense)
Interest income	801	533
Interest expenses	(185)	(653)
Foreign exchange gains (losses)	757	(212)
Change in fair value adjustment of warrant derivative liabilities	1	2.677
Total other income	1.374	2.345
Loss before income tax expense (benefit)	(11.231)	(24.896)
Income tax expense (benefit)	—	(381)
Net loss	(11.231)	(24.515)
Deemed dividends on Series A Preferred Stock	—	(299)
Deemed dividend on Series A Convertible Redeemable Preferred Stock	—	(562)
Gain on extinguishment of Series A Preferred Stock	—	222
Net loss attributable to common stockholders	$(11.231)	$(25.154)

Net loss per common share, basic and diluted	$(0,78)	$(15,65)
Weighted average common shares outstanding, basic and diluted	14.378.942	1.606.989
Other comprehensive loss
Net loss	$(11.231)	$(24.515)
Change in cumulative translation adjustment	(667)	57
Total comprehensive loss	$(11.898)	$(24.458)

Allarity Therapeutics, Inc. I 123 E Tarpon Ave I Tarpon Springs, Florida I U.S.A. I NASDAQ: ALLR I www.allarity.com
Page 8 of 8